UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  September 20, 2014

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  RSU Grant to Andrew Jeanneret

On September 20, 2014, the Board of Directors of Millennial Media, Inc. (the “Company”) awarded a restricted stock unit grant to Andrew Jeanneret, the Company’s Executive Vice President and Chief Financial Officer, for 150,000 shares of common stock.  Fifty percent (50%) of the grant will vest after one year, and the remainder of the grant vests in quarterly installments over one additional year, such that the grant will be vested in full after two years, subject to Mr. Jeanneret’s continuous service with the Company as of each vesting date, and subject to accelerated vesting in specified circumstances, including a change of control of the Company, the termination of Mr. Jeanneret’s employment without cause, or Mr. Jeanneret’s termination of his employment for good reason, as such terms are defined in his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer